Exhibit 99.2

MOSYS, INC.

UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet gives the effect to the acquisition of substantially all the assets of Prism Circuits, Inc. (“Prism Circuits”) by MoSys, Inc. (the “Company”) effective June 5, 2009. The transaction was accounted for as a business combination, and, accordingly, the total acquisition price, calculated as described in Note 1 to this unaudited pro forma condensed combined consolidated financial information, was allocated to the net tangible and intangible assets of Prism Circuits, based on the estimated fair values as of the acquisition date. Management has estimated the fair value of assets acquired based on the net realizable values attributable to the actual net tangible and intangible assets of Prism Circuits as of the date of the acquisition.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2009 gives effect to the acquisition as if it had occurred on March 31, 2009. The Company’s unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on Form 10-Q for the three months ended March 31, 2009.  Prism Circuits’ unaudited condensed consolidated balance sheet was derived from the unaudited balance sheet as of March 31, 2009 included herein.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 give effect to the acquisition as if it had occurred on January 1, 2008. The Company’s condensed consolidated statement of operations information for the year ended December 31, 2008 was derived from the consolidated statement of operations included in its 2008 Annual Report on Form 10-K. The Company’s condensed consolidated statement of operations information for the three months ended March 31, 2009 was derived from its Quarterly Report on Form 10-Q for the three months ended March 31, 2009. Prism Circuits’ unaudited condensed consolidated statement of operations were derived from the unaudited statement of operations of Prism Circuits for the three months ended March 31, 2009 and the audited statement of operations for the year ended December 31, 2008 included herein.

The unaudited pro forma condensed combined consolidated financial information has been prepared by the Company’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had the Company and Prism Circuits been a combined company during the specified periods. The pro forma adjustments are based upon assumptions that the Company’s  management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed combined consolidated financial statements. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(In thousands)

			Pro Forma		Pro Forma
	Historical MoSys	Prism Circuits	Adjustments		Combined
	March 31, 2009	March 31, 2009	Note 2		March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$9,872	$2,360	$(1,253	)(a)	$10,979
Short-term investments	27,131	—	(15,000	)(a)	12,131
Accounts receivable, net	445	1,318	—		1,763
Unbilled contract receivables	38	—	2,515	(b)	2,553
Prepaid expenses and other assets	2,332	271	—		2,603
Total current assets	39,818	3,949	(13,738)		30,029

Long-term investments	24,972	—	—		24,972
Property and equipment, net	1,081	143	—		1,224
Goodwill	12,326	—	10,258	(c)	22,584
Intangible assets, net	—	—	6,080	(d)	6,080
Other assets	1,616	17	—		1,633
Total assets	$79,813	$4,109	$2,600		$86,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$515	$76	$—		$591
Accrued expenses and other liabilities	1,558	245	—		1,803
Accrued restructuring liabilities	270	—	—		270
Deferred revenue	275	2,735	(897	)(b)	2,113
Total current liabilities	2,618	3,056	(897)		4,777

Long-term liabilities	—	—	4,550	(e)	4,550

Stockholders’ equity
Common stock, $0.01 par value; 120,000 shares authorized; 31,198 shares and 31,630 shares issued and outstanding at March 31, 2009 and December 31, 2008	312	1	(1	)(f)	312
Additional paid-in capital	113,917	703	(703	)(f)	113,917
Accumulated other comprehensive income	157	—	—		157
Retained earnings (accumulated deficit)	(37,191)	349	(349	)(f)	(37,191)
Total stockholders’ equity	77,195	1,053	(1,053)		77,195
Total liabilities and stockholders’ equity	$79,813	$4,109	$2,600		$86,522

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31, 2008
			Pro Forma
	Historical		Adjustments		Pro Forma
	MoSys	Prism Circuits	Note 2		Combined
Net revenue
Licensing	$3,156	$6,156	—		$9,312
Royalty	10,870	—	—		10,870
Total net revenue	14,026	6,156	—		20,182

Cost of net revenue
Licensing	2,800	3,661	—		6,461
Total cost of net revenue	2,800	3,661	—		6,461

Gross profit	11,226	2,495	—		13,721

Operating expenses
Research and development	17,168	346	2,573	(g)	22,037
			1,950	(h)
Selling, general and administrative	11,875	1,348	—		13,223
Impairment of intangible assets	1,379	—	—		1,379
Restructuring charges	1,334	—	—		1,334
Total operating expenses	31,756	1,694	4,523		37,973
Income (loss) from operations	(20,530)	801	(4,523)		(24,252)
Other income, net	2,243	—	—		2,243
Income (loss) before income taxes	(18,287)	801	(4,523)		(22,009)
Provision for income taxes	(132)	—	—		(132)
Net income (loss)	$(18,419)	$801	$(4,523)		$(22,141)

Net loss per share
Basic and diluted	$(0.58)				$(0.70)
Shares used in computing net loss per share:
Basic and diluted	31,698				31,698

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31, 2009
			Pro Forma
	Historical		Adjustments	Pro Forma
	MoSys	Prism Circuits	Note 2	Combined
Net revenue
Licensing	$524	$1,814	—	$2,338
Royalty	2,042	—	—	2,042
Total net revenue	2,566	1,814	—	4,380

Cost of net revenue
Licensing	320	1,083	—	1,403
Total cost of net revenue	320	1,083	—	1,403

Gross profit	2,246	731	—	2,977

Operating expenses
Research and development	3,829	125	456 (g)	4,410
Selling, general and administrative	2,417	830	—	3,247
Restructuring charge	275	—	—	275
Total operating expenses	6,521	955	456	7,932
Loss from operations	(4,275)	(224)	(456)	(4,955)
Other income, net	203	—	—	203
Loss before income taxes	(4,072)	(224)	(456)	(4,752)
Provision for income taxes	(7)	—	—	(7)
Net loss	$(4,079)	$(224)	$(456)	$(4,759)

Net loss per share
Basic and diluted	$(0.13)			$(0.15)
Shares used in computing net loss per share:
Basic and diluted	31,322			31,322

MOSYS, INC.

NOTES TO UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Note 1.          Acquisition Price

On June 5, 2009, the Company acquired substantially all the assets of and business of Prism Circuits, a provider of semiconductor interface IP.  The acquisition significantly expanded the Company’s product portfolio by adding high speed multi-protocol compliant interface IP, which enables communication between semiconductors in a system. The Company believes the integration of its patented memory IP and the newly acquired differentiated interface IP will allow it to provide a more comprehensive and competitive solution to its customers, especially in the networking and communications markets.  With the acquisition, the Company added over fifty engineers experienced in interface IP development and analog/mixed-signal applications.

Under the terms of the acquisition agreement, the Company paid Prism Circuits at closing $15.0 million in cash (offset by approximately $1.4 million of cash it acquired) and assumed certain liabilities of Prism Circuits as consideration for the acquired assets.  The Company also agreed to pay up to an additional $6.5 million of cash (the “Earn-Out Payment”) shortly after the first anniversary of the closing date, contingent upon the Company’s achievement of certain objectives relating to the Prism Circuits business during that twelve-month period.  In addition, the Company granted options to purchase up to 3,600,000 million shares of the Company’s common stock to the newly hired Prism Circuits employees as inducements material to employment in accordance with NASDAQ Marketplace Rule 5635(c)(4), in accordance with the terms of the acquisition agreement.  The majority of these options will vest on a straight-line basis over forty-eight months subject to continued employment requirements.

If and to the extent earned, the Earn-Out Payment will be paid to Prism Circuits in the third quarter of 2010.  The objectives for the Earn-Out Payment relate to:

•                  billing and collection by the Company of amounts payable under customer contracts assumed by the Company;

•                  the achievement of specific product development milestones in accordance with a mutually agreed-upon schedule; and

•                  the retention by the Company of certain key employees formerly employed by Prism Circuits.

As thirty percent of the Earn-Out Payment may be earned by the shareholders of Prism Circuits based on the Company’s future employment of individuals, the amount allocated to this objective, or $1.95 million, is not considered to be a component of the purchase price and is being recognized as compensation expense and accrued on a straight-line basis over the one-year period subsequent to the acquisition. The remaining portion of the Earn-out Payment, or $4.55 million, is included in the acquisition price because the Company expects that it is more likely than not that the objectives related to this Earn-out Payment will be met.

The acquisition price is as follows (in thousands):

Cash	$15,000
Acquisition-related earnout	4,550
Total acquisition price	$19,550

The allocation of the acquisition price for net tangible and intangible assets is as follows (in thousands):

Net tangible assets	$3,212
Indentifiable intangible assets:
Developed technology	4,800
Customer relationships	390
Contract backlog	750
Non-compete agreements	140
Goodwill	10,258

Total acquisition price	$19,550

The developed technology asset is attributable to products which have reached technological feasibility.  The value of the developed technology was determined by discounting estimated net future cash flows of the products.

The customer relationships asset is attributable to the Company’s ability and intent to sell existing, in process and future versions of the acquired products to the existing customers of Prism.  The value of customer relationships was determined by discounting estimated net future cash flows from the customer agreements based on established valuation techniques accepted in the technology industry.

The developed technology and customer relationships assets are being amortized on a straight-line basis over their estimated lives of three years.

The contract backlog asset is attributable to the value of agreements acquired from Prism Circuits that were in the process of being delivered at the time of acquisition.  The value of the contract backlog was determined by discounting estimated net future cash flows of the milestone payments based on established valuation techniques accepted in the technology industry.  The Company expects to fulfill its obligations under these agreements within the next one year period, therefore this asset is being amortized on a straight-line basis over one year.

The non-compete agreements asset is attributable to the non-compete agreements executed by certain former key employees of Prism Circuits that have been employed by the Company and is being amortized on a straight-line basis over the eighteen month terms of the agreements.

Goodwill represents the excess of the acquisition price of an acquired business over the fair value of the underlying net tangible and intangible assets. In addition, included in the goodwill amount, is the value of the acquired workforce, which has significant expertise in high-speed interface IP and analog/mixed-signal technology.

Note 2.          Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma combined consolidated financial statements are as follows:

(a)          To record gross payment of $15.0 million in cash in connection with the transaction and $1.3 million of cash not acquired.

(b)         To record the fair value of unbilled receivables and deferred revenue relating to the remaining billing milestones and contractual obligations for acquired customer agreements.

(c)          To record goodwill in connection with the transaction.

(d)         To record the fair value of identifiable intangible assets.

(e)          To record the liability for the portion of the Earn-Out Payment treated as acquisition price.

(f)            To eliminate Prism Circuit’s historical equity accounts and retained earnings.

(g)         To record amortization of intangible assets acquired.

(h)         To record compensation expense attributable to the portion of the Earn-out Payment related to the retention of key employees.